UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    September 23, 2004

    Greer Bancshares Incorporated
(Exact Name of Registrant as Specified in Its Charter)

    South Carolina
(State or Other Jurisdiction of Incorporation)

000-33021	571126200
(Commission File Number)	(IRS Employer Identification No.)

1111 W. Poinsett Street, Greer, South Carolina (Address of Principal Executive Offices)	29650 (Zip Code)

    (864) 877-2000
(Registrant's Telephone Number, Including Area Code)

    N/A
(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        [  ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        [  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        [  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        [  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

        On September 23, 2004, our board of directors adopted the Greer State Bank 2005 Equity Incentive Plan. The plan is subject to the approval of our shareholders and provides for the grant of incentive stock options and non-statutory stock options to our and our affiliates' employees, directors, and consultants. Incentive stock options are limited to employees. Initially, the number of shares issuable pursuant to awards shall not exceed an aggregate of 250,000 shares of our common stock. Commencing with the 2006 annual meeting of shareholders and on the day of each annual meeting thereafter until 2015, the number of shares available for issuance under the plan shall automatically increase by that number of shares equal to the least of (1) 2% of the diluted shares outstanding; (2) 20,000 shares of common stock; or (3) such lesser number of shares as determined by the board of directors. The plan is filed as Exhibit 10.1 and is incorporated herein by reference.

        On September 23, 2004, our board of directors also approved the award of stock options to the following executive officers. Each option will be evidenced by a separately executed option agreement to be approved by the board of directors.

Name	Title	Number of Options

Ken Harper	President	50,000
E. Pierce Williams, Jr.	Executive Vice President	5,000
J. Richard Medlock, Jr.	Chief Financial Officer	5,000
John W. Hughes	Senior Vice President	5,000
William S. Harrill, Jr.	Senior Vice President	5,000
Roger C. Sims	President of Greer Financial Services Corp.	5,000

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

             (c)        Exhibits.

              The following exhibit is filed as part of this report:

Exhibit
Number                          Description

Exhibit 10.1                    Greer State Bank 2005 Equity Incentive Plan

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 29, 2004	GREER BANCSHARES INCORPORATED By: /s/ J. Richard Medlock, Jr. J. Richard Medlock, Jr. Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number                          Description

Exhibit 10.1                    Greer State Bank 2005 Equity Incentive Plan

4